Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement on Form F-3 (file no. 333-145845) of our reports dated March 7, 2008 and March 10, 2008, respectively, for:

1. Barclays PLC relating to the financial statements and the effectiveness of internal control over financial reporting; and

2. Barclays Bank PLC relating to the financial statements

which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2007.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours Faithfully

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, England
February 10, 2009